EXHIBIT 99.1

LITHIA MOTORS SECOND QUARTER 2009 EARNINGS RELEASE AND
CONFERENCE CALL SCHEDULED FOR JULY 30, 2009

MEDFORD, OREGON (5:00a.m. Pacific) July 14, 2009 – Lithia Motors, Inc. (NYSE: LAD) today announced that its second quarter 2009 earnings will be released on Thursday, July 30, 2009 at 1:05 p.m. PT.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results is scheduled for the same day at 2:00 p.m. PT.

HOW TO PARTICIPATE:

DOMESTIC CALLS: (800) 254-5933
CONFERENCE ID #: 19480043

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately two hours after completion of the call, and will be available until August 6, 2009. The playback can be accessed by calling (800) 642-1687 (access code: 19480043) or by visiting the Investor Relations section of the Lithia Motors website: www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 88 stores, which are located within 13 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations